UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 762-3240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On May 30, 2014, the Board of Directors of Biota Pharmaceuticals, Inc. (the “Company”) adopted a change in the Company’s operations whereby the Company will reduce its workforce immediately and close its Melbourne, Australia facility by no later than June 30, 2015 to re-align its operations after the termination for convenience of the Company’s contract with the Biomedical Advanced Research and Development Authority (“BARDA”), which was supporting the development of laninamivir octanoate. The implementation of this change will result in a reduction in the Company’s workforce and the termination of certain associated contracts.

The reduction in the Company’s workforce and the termination of the associated contracts constitutes a plan of termination described under FASB ASC paragraph 420, Exit or Disposal Cost Obligations (formerly paragraph 8 of FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities). As a result, the Company anticipates incurring approximately $5.0 to $5.5 million in total costs associated with these terminations, exit or disposal activities, including $2.6 million in one-time termination benefits and $2.4 to $2.9 million in exit and disposal activities. The Company expects to incur these costs during the next several quarters through June 30, 2015, of which $3.2 to $3.7 million are expected to be future cash expenditures. The Company estimates an annual reduction in operating overhead costs of approximately $8 to $10 million on an ongoing basis.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties. Any statements that are not of historical facts may be deemed to be forward-looking statements, including statements regarding the expected cost of the Company’s termination, exit or disposal activities, the timing of the completion of these activities and the anticipated cost savings associated with these activities. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks related to the completion of the reduction in workforce in the manner anticipated by the Company. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the Company’s ability to implement the workforce reductions; possible changes in the size and components of the expected costs and charges associated with the plan; and risks associated with the Company’s ability to achieve the benefits of the planned workforce reduction. For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and its quarterly report on Form 10-Q. There may be events in the future that the Company is unable to predict, or over which it has no control, and the Company’s business, financial condition, results of operations and prospects may change in the future. The Company may not update these forward-looking statements more frequently than quarterly, unless it has an obligation under U.S. Federal securities laws to do so.

Item 8.01 Other Events

On June 2, 2014, Biota Pharmaceuticals, Inc. (the “Company”) issued a press release announcing a restructuring plan. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 8.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated June 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.
Date: June 2, 2014	/s/ Russell H Plumb
	Name:	Russell H Plumb
	Title:	Chief Executive Officer and President
(Duly Authorized Officer)